Exhibit 1.1

EXECUTION COPY

HARLEY-DAVIDSON MOTORCYCLE TRUST 2009-4

$142,000,000 0.28603% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-1

$162,000,000 1.16% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-2

$154,000,000 1.87% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-3

$42,000,000 2.40% MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-4

$22,668,000 3.19% MOTORCYCLE CONTRACT BACKED NOTES, CLASS B

$39,831,000 4.57% MOTORCYCLE CONTRACT BACKED NOTES, CLASS C

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

Trust Depositor

HARLEY-DAVIDSON CREDIT CORP.

Seller, Servicer and Sponsor

UNDERWRITING AGREEMENT

November 25, 2009

J.P. Morgan Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

RBS Securities Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. Incorporated

c/o J.P. Morgan Securities Inc.
383 Madison Avenue, 31st Floor
New York, NY 10179

Ladies and Gentlemen:

Harley-Davidson Customer Funding Corp., a Nevada corporation (the “Trust Depositor”) and a wholly-owned subsidiary of Harley-Davidson Credit Corp., a Nevada corporation (“Harley-Davidson”), proposes to cause Harley-Davidson Motorcycle Trust 2009-4 (the “Trust”) to issue and sell to you (the “Underwriters”) $142,000,000 principal amount of its 0.28603% Motorcycle Contract Backed Notes, Class A-1 (the “Class A-1 Notes”), $162,000,000 principal amount of its 1.16% Motorcycle Contract Backed Notes, Class A-2 (the “Class A-2 Notes”), $154,000,000 principal amount of its 1.87% Motorcycle Contract Backed Notes, Class A-3 (the “Class A-3 Notes”), and $42,000,000  principal amount of its 2.40% Motorcycle Contract Backed Notes, Class A-4 (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”).  The Trust will also issue $22,668,000 principal amount of its 3.19% Motorcycle Contract Backed Notes, Class B (the “Class B Notes”), and $39,831,000 principal amount of its 4.57%  Motorcycle Contract Backed

Notes, Class C (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”), which may initially be acquired or retained by the Trust Depositor or one of its affiliates.  The assets of the Trust will include a pool of motorcycle conditional sales contracts (the “Contracts”) relating to motorcycles manufactured by one or more subsidiaries of Harley-Davidson, Inc. (including Buell Motorcycle Company, LLC (“Buell”) and MV Agusta (“MV”), each a wholly-owned subsidiary of Harley-Davidson, Inc.), and certain other motorcycle manufacturers, certain monies received thereon after November 30, 2009 (the “Cutoff Date”), all insurance proceeds and liquidation proceeds with respect thereto, security interests in the motorcycles financed thereby, the related Contracts files, the Trust Accounts, proceeds of the foregoing, certain rights with respect to funds on deposit from time to time in the Reserve Fund and certain other property.  The Contracts will be serviced for the Trust by Harley-Davidson.  The Notes will be issued pursuant to the Indenture to be dated as of December 1, 2009 (as amended and supplemented from time to time, the “Indenture”) between the Trust and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Indenture Trustee”).  The Notes will be secured by the assets of the Trust pursuant to the Indenture.  The Class A Notes and the Class B Notes are hereinafter referred to as the “Offered Securities”.

A certificate (the “Certificate”) will be issued pursuant to a Trust Agreement dated as of November 1, 2009 (as amended and supplemented from time to time, the “Trust Agreement”), between the Trust Depositor and Wilmington Trust Company, as owner trustee (the “Owner Trustee”).  The Certificate will initially be retained by the Trust Depositor and will not be offered pursuant to the Preliminary Prospectus (as defined herein) or the Prospectus (as defined herein).

The Trust will acquire the Contracts from the Trust Depositor pursuant to a Sale and Servicing Agreement to be dated as of December 1, 2009 (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), among the Trust, the Trust Depositor, Harley-Davidson, as servicer, and The Bank of New York Mellon Trust Company, N.A., as Indenture Trustee.  Harley-Davidson will also agree to perform certain administrative functions on behalf of the Trust pursuant to an Administration Agreement to be dated as of December 1, 2009 (as amended and supplemented from time to time, the “Administration Agreement”) among Harley-Davidson, as administrator, the Trust and the Indenture Trustee.  The Trust Depositor will acquire the Contracts from Harley-Davidson on the Closing Date (as defined herein) pursuant to a Transfer and Sale Agreement to be dated as of December 1, 2009 (as amended and supplemented from time to time, the “Transfer and Sale Agreement”) among the Trust Depositor, as purchaser, and Harley-Davidson, as seller.  All of the assets conveyed to the Trust pursuant to the Sale and Servicing Agreement are referred to herein as the “Trust Property”.  Capitalized terms that are used and not otherwise defined herein shall have the respective meanings assigned thereto in the Sale and Servicing Agreement.

In connection with the sale of the Offered Securities by the Underwriters, the Trust Depositor and Harley-Davidson will prepare a Prospectus Supplement to be dated November 25, 2009 which will supplement the Base Prospectus dated as of November 23, 2009.  The Prospectus sets forth certain information concerning the Trust Depositor, Harley-Davidson, the Trust and the Offered Securities.  The Trust Depositor and Harley-Davidson hereby confirm that they have authorized the use of the Prospectus, and any amendment or supplement thereto, in connection with the offer and sale of the Offered Securities by the Underwriters.  Unless stated

to the contrary, all references herein to the Prospectus are to the Prospectus as defined herein and are not meant to include any amendment or supplement thereto.

At or prior to the time when sales to purchasers of the Offered Securities were first made to investors by the Underwriters, which was approximately 10:30 a.m. New York City time on November 25, 2009 (the “Time of Sale”), the Trust Depositor and Harley-Davidson had prepared the following information (collectively, the “Time of Sale Information”): the preliminary prospectus supplement dated November 23, 2009 (the “Preliminary Prospectus Supplement”) to the base prospectus dated November 23, 2009 (the “Preliminary Base Prospectus”) (together, along with information referred to under the caption “Appendix A—Static Pool Information” therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the “Preliminary Prospectus”).  If, subsequent to the Time of Sale and prior to the Closing Date, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Offered Securities may terminate their prior “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the “Act”)) for any Offered Securities and the Underwriters enter into new Contracts of Sale with investors in the Offered Securities, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Trust Depositor, Harley-Davidson and the Underwriters that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

1.             Representations and Warranties of Harley-Davidson and the Trust Depositor.  Harley-Davidson and the Trust Depositor jointly and severally represent and warrant to each Underwriter as set forth below in this Section 1:

(a)           A registration statement on Form S-3 (No. 333-157910) relating to asset backed notes, including the Notes, has been filed by the Trust Depositor with the Securities and Exchange Commission (the “Commission”) and has become effective within the three years prior to the Closing Date, has been amended by various pre-effective amendments, the last of which is Pre-Effective Amendment No. 2 that became effective on April 28, 2009, and is still effective as of the date hereof under the Act.

The Trust Depositor proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the “Rules and Regulations”) a prospectus supplement dated November 25, 2009 (together with information referred to under the caption “Appendix A — Static Pool Information” therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the “Prospectus Supplement”) to the prospectus dated November 23, 2009 (the “Base Prospectus”), relating to the Notes and the method of distribution thereof.  Such registration statement, including exhibits thereto, and such prospectus, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall include, without limitation, any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Base Prospectus and the Prospectus Supplement, as the case may be, deemed to be incorporated therein pursuant to the Act.

The conditions to the use of a registration statement on Form S-3 under the Act have been satisfied.  The Trust Depositor has filed the Preliminary Prospectus and it has done so within the applicable period of time required under the Act and the Rules and Regulations.

(b)           The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Preliminary Prospectus, as of its date, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder.

The Registration Statement, as of the most recent effective date as to each part of the Registration Statement and any amendment thereto pursuant to Rule 430B(f)(2) under the Act, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Preliminary Prospectus, as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the three preceding paragraphs do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Trust Depositor by any Underwriter through J.P. Morgan Securities Inc. specifically for use in connection with preparation of the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being agreed that the only such information consists of the statements in the second and third paragraphs (concerning initial offering prices, concessions and reallowances) and in the fourth and fifth paragraphs (concerning overallotment, stabilizing transactions and syndicate covering transactions) under the heading “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement (such information, the “Underwriter Information”).

The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

Since the respective dates as of which information is given in the Preliminary Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Trust Depositor or Harley-Davidson, and their respective subsidiaries, taken as a whole, except as set forth in the Preliminary Prospectus.

The Indenture has been qualified under the Trust Indenture Act.

(c)           The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Trust Depositor nor Harley-Davidson makes any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.  As of the Time of Sale, the Trust Depositor was not and as of the Closing Date is not, an “ineligible issuer,” as defined in Rule 405 under the Act.

(d)           [Reserved].

(e)           [Reserved].

(f)            Neither the Trust Depositor nor the Trust is, and neither the issuance and sale of the Notes nor the activities of the Trust pursuant to the Indenture or the Trust Agreement will cause the Trust Depositor or the Trust to be, an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(g)           This Agreement has been duly authorized, executed and delivered by Harley-Davidson and the Trust Depositor.

(h)           None of Harley-Davidson, the Trust Depositor, any of their Affiliates or anyone acting on behalf of Harley-Davidson, the Trust Depositor or any of their Affiliates has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act or registration of the Trust Depositor under the Investment Company Act, nor will Harley-Davidson, the Trust Depositor or any of their Affiliates act, nor have they authorized or will they authorize any person to act, in such manner.

(i)            Neither the Trust Depositor nor Harley-Davidson is in violation of any provision of any existing law or regulation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on the Trust Depositor, Harley-Davidson or the Trust.

(j)            Neither the issuance and sale of the Notes, nor the execution and delivery by the Trust Depositor or Harley-Davidson of this Agreement, the Notes, the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement, the Administration Agreement, the Lockbox Agreement or the Indenture, nor the incurrence by the Trust Depositor or Harley-Davidson of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any existing law or regulation, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any material indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound or (iii) result in the creation or imposition of any lien upon any of its property or assets, except for those encumbrances created under the Transfer and Sale Agreement, the Sale and Servicing Agreement, the Trust Agreement or the Indenture.

(k)           All consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by the Trust Depositor and Harley-Davidson of this Agreement, the Notes, the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement, the Administration Agreement, the Indenture, or the Lockbox Agreement, or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof, have been or will have been obtained on or before the Closing Date.

(l)            All actions required to be taken by the Trust Depositor and Harley-Davidson as a condition to the offer and sale of the Offered Securities as described herein or the consummation of any of the transactions described in the Preliminary Prospectus and the Prospectus have been or, prior to the Closing Date, will be taken.

(m)          The representations and warranties of each of the Trust Depositor and Harley-Davidson in (or incorporated in) the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement, the Indenture, the Administration Agreement and the Lockbox Agreement and made in any Officer’s Certificate of the Trust Depositor or Harley-Davidson delivered pursuant to the Sale and Servicing Agreement, the Indenture or the Transfer and Sale Agreement will be true and correct at the time made and on and as of the Closing Date as if set forth herein.

(n)           The Contracts conveyed to the Trust had an aggregate outstanding balance as of the Cutoff Date of not less than $647,662,447.82.

(o)           Each of the Trust Depositor and Harley-Davidson agrees it shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Contracts, except as provided in the Sale and Servicing Agreement, the Trust Agreement, the Indenture and the Transfer and Sale Agreement and each agrees to take all action necessary in order to maintain the security interest in the Contracts granted pursuant to the Sale and Servicing Agreement, the Trust Agreement, the Indenture and the Transfer and Sale Agreement.

(p)           There are no actions, proceedings or investigations pending, or to the best knowledge of either the Trust Depositor or Harley-Davidson, threatened against the Trust Depositor or Harley-Davidson before any court or before any governmental authority of arbitration board or tribunal which, if adversely determined, could materially and adversely affect, either individually or in the aggregate, the financial position, business, operations or prospects of the Trust Depositor or Harley-Davidson.

(q)           For Illinois income, franchise and excise tax purposes, under the provisions of Illinois law as of the Closing Date, the Trust will not be classified as an association taxable as a corporation.

(r)            Under generally accepted accounting principles, Harley-Davidson will report its transfer of the Contracts to the Trust Depositor pursuant to the Transfer and Sale Agreement as a sale of the Contracts.

(s)           The Trust Depositor and Harley-Davidson jointly and severally represent and warrant as of the date hereof (assuming for such purposes and clause (i) below that the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes (the “TALF-Eligible Notes”), receive the expected ratings identified in the

Preliminary Prospectus) and as of the Closing Date that (i) the TALF-Eligible Notes satisfy all requirements to be Eligible Collateral (“Eligible Collateral”), as that term is defined in the form of Master Loan and Security Agreement, posted on the website of the Federal Reserve Bank of New York (the “FRBNY”) (in the most recently dated version) at http://www.newyorkfed.org/markets/talf_docs.html (the “MLSA”), among the FRBNY, as lender, the TALF Agents party thereto, each on behalf of itself and its respective applicable borrowers, and The Bank of New York Mellon, as administrator and as custodian, in connection with the FRBNY’s Term Asset-Backed Securities Loan Facility (the “TALF”), (ii) the Trust Depositor and Harley-Davidson have provided to the FRBNY all information required by the terms of TALF, and the FRBNY has notified Harley-Davidson that the Class A Notes are “Eligible Collateral” under TALF and has not given any notice to the contrary on or prior to the Closing Date, and (iii) the Prospectus, as of its date and the Closing Date, when taken as a whole together with all information provided by the Trust Depositor and Harley-Davidson or on behalf of the Trust Depositor and Harley-Davidson to any national recognized statistical rating organization in connection with the offering of the Notes, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No representation is made by the Trust Depositor or Harley-Davidson as to the eligibility of a borrower under TALF.

2.             Representations and Warranties of the Underwriters.  Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Trust Depositor that:

(a)           It has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Trust.

(b)           It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Offered Securities in, from or otherwise involving the United Kingdom.

(c)           It has not delivered and will not deliver any “data” or “additional data”, in each case, to the extent related to the TALF-Eligible Notes (together, the “TALF Data”) to any nationally recognized statistical rating organization (“NRSRO”) without providing such TALF Data to the Trust Depositor or to Harley-Davidson prior to or promptly after delivery to such NRSRO.  For purposes of this Section 2(c), “data” and “additional data” shall have the meanings assigned thereto under “Collateral Eligibility — Non-Mortgage-Backed ABS — Risk Assessment” in the most recent version of the Frequently Asked Questions related to TALF and posted on the FRBNY’s website at http://www.newyorkfed.org/markets/talf_faq.html.

3.             Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, each of the Offered Securities in the principal amounts and at the purchase prices set forth opposite its name in Schedule I hereto.  The Trust will also pay the joint bookrunners a structuring fee of $103,560.60 on the Closing Date.

4.             Delivery and Payment.  Delivery of and payment for the Offered Securities shall be made at the office of Winston & Strawn LLP, 35 Wacker Drive, Chicago, Illinois, at 10:00 A.M., Chicago time, on December 10, 2009 or such later date (not later than December 24, 2009) as the Underwriters shall designate, which date and time may be postponed by agreement among the Underwriters and the Trust Depositor (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”).

Each class of the Offered Securities will be represented initially by one or more definitive global certificates in registered form which will be deposited by or on behalf of the Trust with The Depository Trust Company (“DTC”) or, on DTC’s behalf, with DTC’s designated nominee or custodian and duly endorsed to DTC or in blank by an effective endorsement.  The Trust will transfer the Offered Securities in book-entry form to the account of each Underwriter, against payment by the Underwriters of the purchase price therefor by wire transfer payable to the order of Harley-Davidson in federal (same day) funds (to such account or accounts as Harley-Davidson shall designate), by causing DTC to credit the Offered Securities to the account of each Underwriter at DTC.  Harley-Davidson will cause the global certificates referred to above to be made available to the Underwriters for checking at least 24 hours prior to the Closing Date at the office of DTC or its designated custodian.

5.             Offering by the Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public (which may include selected dealers), as set forth in the Prospectus.

6.             Agreements.  The Trust Depositor and Harley-Davidson, jointly and severally, agree with the Underwriters that:

(a)           Prior to the termination of the offering of the Offered Securities, the Trust Depositor will not file any amendment to the Registration Statement or any amendment, supplement or revision to either the Preliminary Prospectus or to the Prospectus, unless the Trust Depositor has furnished you a copy for your review prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you shall reasonably object.  Subject to the foregoing sentence, the Trust Depositor will effect the filings required under Rule 424(b) under the Act in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will provide evidence satisfactory to you of such timely filing.

(b)           During the period when a prospectus is required by the Act or the Exchange Act to be delivered in connection with sales of the Offered Securities (the “Prospectus Delivery Period”), Harley-Davidson will notify you promptly, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) the happening of any event which makes the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  Harley-Davidson will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain as soon as possible the lifting thereof.

(c)           If during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary during the Prospectus Delivery Period to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, Harley-Davidson will promptly notify you and will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to you described in Section 6(a), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Preliminary Prospectus or the Prospectus comply with such requirements.  Harley-Davidson will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable, and Harley-Davidson will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.  Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.

(d)           Upon request, Harley-Davidson will deliver to the Underwriters and counsel for the Underwriters, without charge, photocopies of the signed Registration Statement at the time it originally became effective (the “Original Registration Statement”) and of each amendment thereto (including exhibits filed therewith) prior to the Closing Date.  The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval

system (“EDGAR”), except to the extent permitted by Regulation S-T under the Act.

(e)           Prior to the availability of the Prospectus, Harley-Davidson will deliver to the Underwriters, without charge, as many copies of the Preliminary Prospectus as the Underwriters may reasonably request, and Harley-Davidson and the Trust Depositor hereby consent to the use of such copies for purposes permitted by the Act.  Harley-Davidson will furnish to the Underwriters, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.  Harley-Davidson will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Trust Depositor will comply with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the Trust Indenture Act and the rules and regulations thereunder so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement, the Basic Documents, the Registration Statement and the Prospectus.

(g)           The Trust Depositor will arrange for the qualification of the Offered Securities for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the sale of the Offered Securities.  The Trust Depositor will promptly advise the Underwriters of the receipt by the Trust Depositor of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)           The Trust Depositor and Harley-Davidson will cooperate with the Underwriters and use their best efforts to permit the Offered Securities to be eligible for clearance and settlement through DTC.

(i)            For a period from the date of this Agreement until the retirement of the Offered Securities, the Servicer will deliver to you the monthly servicing reports, the annual statements of compliance, annual assessments of compliance with servicing criteria and accountants’ attestations in respect of such assessments furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, the Indenture, the Trust Agreement or the Administration Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

(j)            So long as any of the Offered Securities is outstanding, Harley-Davidson will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to holders of Offered Securities or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning Harley-Davidson or the Trust Depositor filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

(k)           To the extent, if any, that the rating provided with respect to the Notes by Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies (“S&P” and together with Moody’s, the “Rating Agencies”), is conditional upon the furnishing of documents or the taking of any actions by the Trust Depositor, the Trust Depositor shall furnish such documents and take such actions.

(l)            Until 30 days following the Closing Date, neither the Trust Depositor nor any trust or other entity originated, directly or indirectly, by the Trust Depositor or Harley-Davidson, or any of their respective affiliates, will, without the prior written consent of the Underwriters, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities collateralized by motorcycle contracts originated in the United States (other than the Notes).

(m)          The Trust Depositor will enter into the Trust Agreement; Harley-Davidson will enter into the Administration Agreement; the Trust Depositor, Harley-Davidson, the Indenture Trustee and the Trust will enter into the Sale and Servicing Agreement; and Harley-Davidson and the Trust Depositor will enter into the Transfer and Sale Agreement on or prior to the Closing Date.

(n)           In accordance with Section 11, Harley-Davidson will cause any Trust Free Writing Prospectus (as defined in Section 11 hereof) with respect to the Notes to be filed with the Commission to the extent required by Rule 433 under the Act.

(o)           Each of the Trust Depositor and Harley-Davidson will take all actions, and cause the Issuing Entity to take all actions, necessary to ensure that, on the Closing Date, the TALF-Eligible Notes qualify as Eligible Collateral under TALF and shall fully and timely perform all actions required of them (and cause the Issuing Entity to fully and timely perform all actions required of it) pursuant to the “Certification as to TALF Eligibility For Non-Mortgage-Backed ABS” contained in the Prospectus (the “TALF Eligibility Certification”).  Harley-Davidson shall provide each Underwriter with copies of all notices or press releases relating to the TALF-Eligible Notes that are delivered by Harley-Davidson or the Issuing Entity (or on their behalf) to the FRBNY pursuant to Section 6 of the TALF Eligibility Certification.  At any time prior to the Closing Date the Trust Depositor will inform the Underwriters promptly of any communication from the FRBNY to the Trust Depositor or Harley-Davidson that indicates any material change in the status of the TALF-Eligible Notes under the risk assessment process from that which had previously been communicated to the Underwriters.

7.             Payment of Expenses, Etc.  If the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 13, the Trust Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of the Preliminary Prospectus, the Prospectus and each amendment thereto, (iii) the fees of the Trustee and its counsel, (iv) the preparation, issuance and delivery of the Offered Securities to the Underwriters, (v) the fees and disbursements of the Trust Depositor’s accountants, (vi) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 6(g), including filing fees in connection therewith, (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (viii) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Prospectus and of each amendment thereto, (ix) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Offered Securities, (x) any fees charged by Rating Agencies for the rating of the Notes, (xi) the costs and expenses (including any damages or other amounts payable in connection with legal and contractual liability) associated with reforming any Contracts for Sale of the Offered Securities made by the Underwriters caused by a Defective Prospectus or a breach of any representation in Section 1(b) or Section 1(c) and (xii) the costs and expenses associated with qualifying the TALF-Eligible Notes as Eligible Collateral.

8.             Conditions to the Obligation of the Underwriters.  The obligation of the Underwriters to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of the Trust Depositor and Harley-Davidson contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) and the Closing Date, to the accuracy of the statements of the Trust Depositor and Harley-Davidson made in any certificates pursuant to the provisions hereof, to the performance by the Trust Depositor and Harley-Davidson of their respective obligations hereunder and to the following additional conditions:

(a)           If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurs at or prior to 3:00 P.M. New York City time on such date or (ii) 12:00 noon New York City time on the business day following the day on which the public offering price was determined, if such determination occurs after 3:00 P.M. New York City time on such date.

(b)           Each of the Preliminary Prospectus, the Prospectus and any supplements thereto shall have been filed with the Commission in the manner and within the applicable time period required under Rule 424(b) under the Act (without reference to Rule 424(b)(8)) in accordance with the Rules and Regulations and Section 6(a) hereof, and prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Trust Depositor or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law; and any requests for additional information from the Commission with respect to the Registration Statement shall have been complied with.

(c)           The Trust Depositor shall have furnished to the Underwriters the opinions of Winston & Strawn LLP, counsel for the Trust Depositor, and with respect to Nevada opinions, Holland & Hart LLP, special Nevada counsel, each dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that:

(i)  the Trust Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Illinois;

(ii)  each of the Transfer and Sale Agreement, the Sale and Servicing Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Trust Depositor, and constitutes a legal, valid and binding obligation of the Trust Depositor enforceable against the Trust Depositor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect);

(iii)  this Agreement has been duly authorized, executed and delivered by the Trust Depositor;

(iv)  the direction by the Trust Depositor to the Indenture Trustee to authenticate the Notes has been duly authorized by the Trust Depositor and, when the Notes have been duly executed and delivered by the Owner Trustee and when authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will constitute legal, valid and binding obligations of the Trust (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditor’s rights generally from time to time in effect) and will be entitled to the benefits of the Indenture;

(v)  no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Transfer and Sale Agreement, the Sale and Servicing Agreement, and the Indenture (collectively, the “Basic Documents”), except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Offered Securities by the Underwriters, the filing of the UCC-1 financing statements relating to the conveyance of the Contracts by Harley-Davidson to the Trust Depositor and of the Contracts and the other Trust Property by the Trust

Depositor to the Trust and by the Trust to the Indenture Trustee on behalf of the Noteholders, and such other approvals (which shall be specified in such opinion) as have been obtained and filings as have been made or are in the process of being made;

(vi)  none of the sale of the Contracts by Harley-Davidson to the Trust Depositor pursuant to the Transfer and Sale Agreement, the sale of the Trust Property to the Trust pursuant to the Sale and Servicing Agreement, the pledge of the Trust Property to the Indenture Trustee, the issue of the Notes and sale of the Offered Securities, the execution and delivery of this Agreement, the Sale and Servicing Agreement, the Transfer and Sale Agreement, the Trust Agreement or the Indenture, the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, any law binding on the Trust Depositor or the charter or bylaws of the Trust Depositor or the terms of any indenture or other agreement or instrument known to such counsel and to which the Trust Depositor is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Trust Depositor of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trust Depositor;

(vii)  there are no actions, proceedings or investigations pending or, to the best of such counsel’s knowledge after due inquiry, threatened before any court, administrative agency or other tribunal (A) asserting the invalidity of any of the Basic Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof or (C) that might materially and adversely affect the performance by the Trust Depositor of its obligations under, or the validity or enforceability of, this Agreement or any Basic Document;

(viii)  to the best knowledge of such counsel and except as set forth in the Preliminary Prospectus and the Prospectus, no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Trust Depositor is a party or by which it is bound, which default is or would have a material adverse effect on the financial condition, earnings, prospects, business or properties of the Trust Depositor, taken as a whole;

(ix)  the provisions of the Transfer and Sale Agreement are effective to transfer to the Trust Depositor all right, title and interest of Harley-Davidson in and to the Contracts, and to the knowledge of such counsel, the other Trust Property will be owned by the Trust Depositor free and clear of any Lien except for the Lien of the Sale and Servicing Agreement and the Indenture;

(x)  the provisions of the Sale and Servicing Agreement are effective to transfer to the Trust all right, title and interest of the Trust Depositor in and to the

Collateral and the Contracts and to the knowledge of such counsel, the other Collateral, will be owned by the Trust free and clear of any Lien except for the Lien of the Indenture;

(xi)  the provisions of the Indenture are effective to create, in favor of the Indenture Trustee for the benefit of the Noteholders as security for the Trust’s obligations under the Notes, a valid security interest in the Contracts and that portion of the other Collateral which is subject to Article 9 of the Illinois Uniform Commercial Code (the “UCC Collateral”) and the proceeds thereof;

(xii)  the form UCC-1 financing statements naming (A) Harley-Davidson as seller and the Trust Depositor as purchaser, (B) the Trust Depositor as seller and the Trust as purchaser and (C) the Trust, as debtor, and the Indenture Trustee, as secured party are in appropriate form for filing with the Secretary of State of the State of Nevada; the interest of the Indenture Trustee in the Contracts and the proceeds thereof and, to the extent that the filing of a financing statement is effective to perfect an interest in the other Trust Property under Article 9 of the Nevada Uniform Commercial Code, the other Trust Property will be perfected upon the filing of such financing statements in such filing offices; and no other interest of any other purchaser from or creditor of Harley-Davidson, the Trust Depositor or the Trust is equal or prior to the interest of the Trustee in the Contracts and such other Trust Property;

(xiii)  the Contracts are “tangible chattel paper” or “electronic chattel paper” under Article 9 of the Illinois Uniform Commercial Code and the Nevada Uniform Commercial Code;

(xiv)  the Basic Documents conform in all material respects with the descriptions thereof contained in the Preliminary Prospectus and the Prospectus;

(xv)   the statements in the Preliminary Base Prospectus and the Base Prospectus under the headings “Risk Factors” and “Legal Aspects of the Contracts”, to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

(xvi)  the statements contained in the Preliminary Base Prospectus and the Base Prospectus under the headings “Description of the Notes and Indenture” and “Information Regarding the Notes” and in the Preliminary Prospectus Supplement and the Prospectus Supplement under the headings “Description of the Notes” and “Certain Information Regarding the Notes”, insofar as such statements constitute a summary of the Notes and the Basic Documents, constitute a fair summary of such documents;

(xvii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(xviii)  the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(xix)  the Trust Depositor is not, nor will the Trust Depositor become as a result of the offer and sale of the Notes as contemplated in the Preliminary Prospectus, the Prospectus and the Basic Documents, an “investment company” as defined in the Investment Company Act or a company “controlled by” an “investment company” within the meaning of the Investment Company Act;

(xx)  to the best knowledge of such counsel, the Trust Depositor has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and the Trust Depositor is in all material respects complying therewith; and the Trust Depositor is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on the Trust Depositor;

(xxi)  all actions required to be taken, and all filings required to be made, by the Trust Depositor or Harley-Davidson under the Act and the Exchange Act prior to the sale of the Notes have been duly taken or made;

(xxii)  to the best of such counsel’s knowledge and information, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein;

(xxiii)  to the best of such counsel’s knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference;

(xxiv)  the Registration Statement has become effective under the Act, any required filings of the Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) under the Act have been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, Preliminary Prospectus and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations;

(xxv)  such counsel has examined the Registration Statement, the Time of Sale Information and the Prospectus and nothing has come to such counsel’s attention that would lead such counsel to believe that (a) the Registration Statement, at the time it initially became effective, at the time Post-Effective Amendment No. 2 thereto became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) the Preliminary Prospectus, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus, at the date thereof and at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each of clauses (a), (b) and (c), except for the financial statements and related schedules or other financial or statistical data included or incorporated by reference therein and that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act, as to which such counsel will not be called upon to express a belief); and

(xxvi)  the Class A-1 Notes are “eligible securities” within the meaning of Rule 2a-7 of the Investment Company Act.

(xxvii)  the TALF-Eligible Notes are “Eligible Collateral”.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois, the State of New York, the State of Delaware or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Trust Depositor and public officials.

All references in this Section 8(c) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

Winston & Strawn LLP shall have also delivered a reliance letter addressed to the Underwriters as Applicable TALF Agents (as defined in the MLSA) under TALF with respect to (i) the status of the TALF-Eligible Notes as “Eligible Collateral” and (ii) the negative assurance letter with respect to the Preliminary Prospectus and the Prospectus.

(d)           The Underwriters shall have received the opinion of R.J. Seaward, General Counsel for Harley-Davidson, dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that:

(i)  Harley-Davidson has obtained all material licenses, permits and other governmental authorizations that are necessary to the conduct of its business; such licenses, permits and other governmental authorizations are in full force and effect, and Harley-Davidson is in all material respects complying therewith and Harley-Davidson is otherwise in compliance with all laws, rules, regulations and statutes of any jurisdiction to which it is subject, except where non-compliance would not have a material adverse effect on Harley-Davidson; and

(ii)  none of the execution and delivery of this Agreement or the Transfer and Sale Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of Harley-Davidson or the terms of any indenture or other agreement or instrument known to such counsel and to which Harley-Davidson or the Trust Depositor is a party or by which it is bound or any judgment, order or decree known to such counsel to be applicable to Harley-Davidson or the Trust Depositor of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over Harley-Davidson or the Trust Depositor.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Harley-Davidson and public officials.

(e)           The Underwriters shall have received the opinion of Winston & Strawn LLP, counsel for Harley-Davidson, dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that:

(i)  Harley-Davidson has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus;

(ii)  this Agreement has been duly authorized, executed and delivered by Harley-Davidson;

(iii)  the Sale and Servicing Agreement has been duly authorized, executed and delivered by Harley-Davidson and constitutes a legal, valid and binding obligation of Harley-Davidson, enforceable against Harley-Davidson in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors’ rights generally from time to time in effect);

(iv)  the Transfer and Sale Agreement has been duly authorized, executed and delivered by Harley-Davidson and constitutes a legal, valid and binding obligation of Harley-Davidson, enforceable against Harley-Davidson in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors’ rights generally from time to time in effect);

(v)  no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in any Basic Document, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Offered Securities by the Underwriters, the filing of the UCC-1 financing statements relating to the conveyance of the Contracts by Harley-Davidson to the Trust Depositor pursuant to the Transfer and Sale Agreement and of the Contracts and other Trust Property to the Trust and of the Contracts and other Trust Property to the Indenture Trustee for the benefit of the Noteholders pursuant to the Sale and Servicing Agreement, the Trust Agreement and the Indenture, and such other approvals (which shall be specified in such opinion) as have been obtained and filings as have been made or are in the process of being made; and

(vi)  none of the execution and delivery of this Agreement, the Sale and Servicing Agreement, the Transfer and Sale Agreement, the consummation of any of the transactions therein contemplated or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, the charter or bylaws of Harley-Davidson.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware, the State of Illinois or the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Harley-Davidson and public officials.

All references in this Section 8(e) to the Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

(f)            The Underwriters shall have received an opinion addressed to them from Winston & Strawn LLP, in its capacity as federal tax counsel for the Trust Depositor, to the effect that the statements in the Preliminary Prospectus and the Prospectus under the headings “Prospectus Supplement Summary — Tax Status” and “Material Federal Income Tax Consequences” accurately describe the material federal income tax consequences to holders of the Notes.  Winston & Strawn LLP, in its capacity as special ERISA counsel to the Trust Depositor, shall have delivered an opinion to the effect that the statements in the Preliminary Prospectus and the Prospectus under the headings “Prospectus Supplement Summary — ERISA Considerations” and “ERISA Considerations,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA.

(g)           The Underwriters shall have received from Sidley Austin LLP such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Preliminary Prospectus, the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriters may reasonably require, and the Trust Depositor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters, and the Underwriters shall have received a reliance letter as Applicable TALF Agents (as defined in the MLSA) under TALF.

(h)           The Underwriters shall have received an opinion addressed to the Underwriters, the Trust Depositor and the Servicer of Morris, James, Hitchens & Williams, counsel to Wilmington Trust Company (the “Trust Company”) and special Delaware counsel for the Trust, dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that:

(i)  the Trust has been duly organized and is validly existing in good standing as a “statutory trust” within the meaning of the Delaware Statutory Trust Act, 12 Del. C. c.38;

(ii)  the Trust Company is a Delaware banking corporation, duly organized and validly existing in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into, to deliver and perform its obligations under the Trust Agreement and to act as the Owner Trustee and to enter into, deliver and perform its obligations as Owner Trustee under each of the other Transaction Documents to which the Trust or the Owner Trustee, as the case may be, is a party;

(iii)  the execution, delivery and performance by the Trust of each of the Transaction Documents to which it is a party (i) has been duly authorized by the Trust Agreement, and (ii) does not require the consent or approval of, or the giving of notice to, the registration with, or the taking of any other action in respect of any governmental authority or agency of the United States federal government or the State of Delaware regulating the banking and trust powers of the Trust Company, other than the filing with the Secretary of State of a certificate of trust pursuant to 12 Del. C. § 3810, which filing has been made.  Upon the due execution and delivery of the Trust Agreement by the Trust Company, the Trust Agreement duly authorizes the Trust Company, acting alone, to execute and deliver, on behalf of the Trust, each of the Transaction Documents;

(iv)  the Trust Agreement and each other Transaction Document to which the Trust is a party have been duly authorized, executed and delivered by the Trust, and the Trust Agreement and each such other Transaction Document to the extent entered into by the Trust constitutes a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with the terms thereof.  The Trust Agreement constitutes the legal, valid and binding obligation of the Trust Company enforceable against the Trust Company in accordance with its terms;

(v)  to the knowledge of such counsel, no litigation, investigation or proceeding of or before any arbitrator, court, tribunal or governmental authority is pending or threatened by or against the Trust or the Trust Company (a) with respect to any of the Transaction Documents or any of the transactions contemplated thereby, or (b) which if determined adversely against the Trust or the Trust Company, as the case may be, individually or in the aggregate, would materially and adversely affect the Trust Estate or the validity of, or the right, power or authority of the Trust to enter into or perform its obligations under, the Transaction Documents;

(vi)  to the knowledge of such counsel, there exist no liens affecting the interests of the Trust in and to the Trust Estate resulting from acts or omissions to act of or claims against the Trust, except liens created by the Transaction Documents;

(vii)  neither the execution and delivery by the Trust Company or the Trust, as the case may be, of the Transaction Documents, nor the fulfillment of or compliance by the Trust Company or the Trust, as the case may be, with the respective provisions thereof, conflicts with, or results in a breach of the terms, conditions or provisions of, or constitutes a default under, or results in a violation of, the charter or by-laws of the Trust Company, any law of the State of Delaware or any federal law of the United States of America governing the banking and trust powers of the Trust Company or, to the best knowledge of such counsel, any agreement, indenture, instrument, order, judgment or decree to which the Trust Company, the Trust or any of their respective properties is subject;

(viii)  to the extent that Article 9 of the Delaware Uniform Commercial Code is applicable (without regard to conflict of laws principles), and assuming that the security interest in the Trust’s rights in the Contracts and the proceeds thereof that may be perfected under the UCC solely by the filing of a financing statement with the Secretary of State of Delaware (the “Trust Collateral”), has been duly created and has attached, upon the filing of the Trust Financing Statement with the Secretary of State of Delaware, the Indenture Trustee will have a perfected security interest in all right, title and interest of the Trust in the Trust Collateral;

(ix)  under 12 Del. C. § 3805(b), no creditor of the Certificateholder (including creditors of the Trust Depositor, as the Certificateholder) shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust; and

(x)  the Certificate has been duly authorized, executed and authenticated by the Owner Trustee on behalf of the Trust and, when the Certificate has been issued and delivered in accordance with the instructions of the Trust Depositor, the Certificate will be validly issued and entitled to the benefits of the Trust Agreement.

(i)            The Underwriters shall have received an opinion addressed to the Underwriters and the Trust Depositor of Chapman and Cutler LLP, counsel to The Bank of New York Mellon Trust Company, N.A. (the “Bank”), dated the Closing Date and satisfactory in form and substance to the Underwriters, to the effect that:

(i)  the Bank is duly organized and validly existing as a national banking association under the laws of the United States of America;

(ii)  the Bank has the full corporate power to accept the office of Indenture Trustee under the Indenture and to enter into and perform its obligations under the Indenture and the Sale and Servicing Agreement;

(iii)  the execution and delivery of the Indenture, the Sale and Servicing Agreement and the performance by the Bank of its obligations under the Indenture and the Sale and Servicing Agreement have been duly authorized by all necessary corporate action of the Bank and each has been duly executed and delivered by the Bank;

(iv)  the Indenture and the Sale and Servicing Agreement constitute valid and binding obligations of the Bank enforceable against the Bank in accordance with their terms under the laws of the State of Illinois and the federal law of the United States;

(v)  the execution and delivery by the Bank of the Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Illinois or United States federal governmental authority;

(vi)  each of the Notes has been duly authenticated by the Bank, as Indenture Trustee;

(vii)  neither the consummation by the Bank of the transactions contemplated in the Indenture or the Sale and Servicing Agreement nor the fulfillment of the terms thereof by the Bank will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter, bylaws or other organizational documents of the Bank, or the terms of any indenture or other agreement or instrument and to which the Bank or any of its subsidiaries is a party or by which it is bound, or any judgment, order or decree to be applicable to the Bank or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or any of its subsidiaries;

(viii)  there is no action, suit or proceeding pending or threatened against the Bank (as Indenture Trustee under the Indenture or in its individual capacity) before or by any governmental authority that, if adversely decided, would materially and adversely affect the ability of the Bank to perform its obligations under the Indenture or the Sale and Servicing Agreement; and

(ix)  the execution and delivery by the Bank of, and the performance by the Bank of its obligations under, the Indenture and the Sale and Servicing Agreement will not subject any of the property or assets of the Trust, or any portion thereof, to any lien created by or arising under the Bank that are unrelated to the transactions contemplated in such Agreements.

(j)            The Underwriters shall have received such opinions, addressed to the Underwriters and dated the Closing Date, as are delivered to the Rating Agencies.

(k)           The Underwriters shall have received an opinion from Winston & Strawn LLP, counsel for the Trust Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriters regarding 1) the true-sale of the Contracts by Harley-Davidson to the Trust Depositor and 2) the first priority perfected security interest of the Trust and the pledge by the Trust of the Contracts and other Trust Property to the Indenture Trustee for the benefit of the Noteholders.

(l)            The Underwriters shall have received an opinion from Winston & Strawn LLP, counsel for the Trust Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriters regarding substantive consolidation.

(m)          The Underwriters shall have received an opinion from Holland & Hart LLP, special Nevada counsel to Eaglemark Savings Bank, dated the Closing Date and reasonably satisfactory in form and substance to the Underwriters regarding Eaglemark Savings Bank and related matters.

(n)           The Underwriters shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of the Trust Depositor in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

(i)  the representations and warranties of the Trust Depositor contained in this Agreement and the Basic Documents are true and correct;

(ii)  the Trust Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date;

(iii)  since the date of the Preliminary Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust Depositor has occurred; and

(iv)  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(o)           The Underwriters shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of Harley-Davidson in which such officer shall state that, to the best of his or her knowledge after reasonable investigation:

(i)  the representations and warranties of Harley-Davidson contained in this Agreement and the Basic Documents are true and correct;

(ii)  Harley-Davidson has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date;

(iii)  since the date of the most recent financial information included in the Preliminary Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of Harley-Davidson has occurred; and

(iv)  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(p)           The Underwriters shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the offices of the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware reflecting the sale of the Contracts by Harley-Davidson to the Trust Depositor and of the Contracts and other Trust Property by the Trust Depositor to the Trust and the pledge by the Trust of the contracts and other Trust Property to the Indenture Trustee for the benefit of the Noteholders.

(q)           At or prior to the Time of Sale and prior to the Closing Date, Ernst & Young LLP shall have furnished to the Underwriters a letter or letters, dated respectively as of the date of the Time of Sale and as of the date of the Prospectus, (1) substantially in the forms of the drafts to which the Underwriters have previously agreed and otherwise in form and substance satisfactory to the Underwriters concerning the Time of Sale Information and the Prospectus, (2) containing the same conclusion as the Auditor Attestation referred to in clause (w) below, and (3) addressed to the Underwriters as Applicable TALF Agents (as defined in the MLSA) under TALF.

(r)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Preliminary Prospectus, there shall not have been any change or any development involving a prospective change in or affecting the business or properties of Harley-Davidson or the Trust Depositor the effect of which is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to market the Offered Securities as contemplated by the Preliminary Prospectus.

(s)           The Class A-1 Notes shall have been rated “Prime-1” by Moody’s and “A-1+” by S&P.  The Class A-2, Class A-3 and Class A-4 Notes shall have been rated “Aaa” by Moody’s and “AAA” by S&P.

(t)            The Class B Notes shall have been rated “Aa3” by Moody’s and “AA” by S&P.

(u)           The Class C Notes shall have been rated “A2” by Moody’s and “A” by S&P.

(v)           On or prior to the Closing Date, the Offered Securities shall have been accepted for settlement through the facilities of DTC.

(w)          On the Closing Date, the Certificate shall have been issued and delivered to the Trust Depositor.

(x)            Prior to the Closing Date, the Trust Depositor shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(y)           Harley-Davidson shall have caused a nationally recognized independent accounting firm that is registered with the Public Company Accounting Oversight Board to deliver to the FRBNY, in the manner specified by the FRBNY and by such time as may be required by the FRBNY, an accountants’ report in a form acceptable to the FRBNY and meeting the requirements of the Auditor Attestation (as such term is defined in the MLSA, the “Auditor Attestation”) as set forth in the MLSA and the TALF Standing Loan Facility Procedures (as defined in the MLSA).

(z)            The Underwriters shall have received the Prospectus no later than such time as may be specified by the Underwriters.

(aa)         Harley-Davidson shall have delivered to the FRBNY, in the manner specified by the FRBNY and by such time as may be required by the FRBNY, an indemnity undertaking in a form acceptable to the FRBNY, and Harley-Davidson shall provide a copy of the same to the Underwriters by such time.

(bb)         If at least one borrowing request has been made pursuant to the MLSA by a TALF Agent (as such term is defined in the MLSA) with respect to one or more TALF-Eligible Notes, at least one Confirmation (as such term is defined in the MLSA, a “Confirmation”) with respect to such borrowing request(s) shall have been delivered to each applicable TALF Agent in accordance with Section 3.5 of the MLSA on or before 5:00 p.m. (New York time) on the second Business Day prior to the Closing Date and shall not have been rescinded on or prior to the Closing Date.

(cc)         On or prior to the Closing Date, Harley-Davidson will have executed and delivered to each TALF Agent (as such term is defined in the MLSA) that is acting as agent, on or prior to the Closing Date, for purchasers of the TALF-Eligible Notes, the Term Asset-Backed Securities Loan Facility Undertaking (the “TALF Undertaking”) in the form attached as Exhibit A hereto, with such changes as may be agreed to by Harley-Davidson and such TALF Agent.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters.  Notice of such cancellation shall be given to the Trust Depositor in writing or by telephone or telegraph confirmed in writing.

9.             Reimbursement of Expenses.  If the sale of the Offered Securities provided for herein is not consummated because any condition to the obligation of the Underwriters set forth in Section 8 hereof is not satisfied, because of any refusal, inability or failure on the part of Harley-Davidson or the Trust Depositor to perform any agreement herein or to comply with any provision hereof other than by reason of a default by the Underwriters in payment for the Offered Securities on the Closing Date, Harley-Davidson and the Trust Depositor will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities.

10.           Indemnification and Contribution.  (a)  The Trust Depositor and Harley-Davidson, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls each Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, any Trust Free Writing Prospectus, the Time of Sale Information, the Issuer Information or any information provided by the Trust Depositor or Harley-Davidson to any Underwriter or any holder or prospective purchaser of Offered Securities or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Trust Depositor and Harley-Davidson will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made (x) in the Preliminary Prospectus, the Prospectus, any Trust Free Writing Prospectus or the Time of Sale Information, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with the Underwriter Information or (y) in any Derived Information (as defined in Section 11 below) unless such untrue statement or alleged untrue statement or omission or alleged omission made in any Derived Information results from an error or omission in the Preliminary Prospectus, the Prospectus, the Time of Sale Information or any Issuer Information.  The Trust Depositor and Harley-Davidson jointly and severally agree to indemnify and hold harmless each Underwriter (including in its capacity as an Applicable TALF Agent (as defined in the MLSA) under the MLSA) from and against any losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses incurred by them in connection with defending or investigating any such action or claim) to which they or any of them may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the breach of any representation, warranty or covenant made by Harley-Davidson in the TALF Eligibility Certification or in any other document provided by the Trust Depositor or Harley-Davidson to the FRBNY in connection with the TALF-Eligible Notes.

The Trust Depositor and Harley-Davidson jointly and severally agree to indemnify and hold harmless each Underwriter (including in its capacity as an Applicable TALF Agent (as defined in the MLSA) under the MLSA) from and against any loss, claim or damages arising out of the performance or the breach of the Trust Depositor’s or Harley-Davidson’s obligations under Section 6(o) herein.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Trust Depositor and Harley-Davidson, their directors, their officers and each person who controls the Trust Depositor or Harley-Davidson within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Trust Depositor and Harley-Davidson to each Underwriter, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in (x) the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Information or in any amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriter Information or (y) any Derived Information; provided, however, that the indemnity with respect to clause (y)

above shall not apply to any untrue statement or alleged untrue statement or omission or alleged omission made in any Derived Information that results from an error or omission in (i) the Preliminary Prospectus, (ii) the Prospectus, (iii) the Time of Sale Information or (iv) any Issuer Information.  This indemnity agreement will be in addition to any liability that an Underwriter may otherwise have.

(c)           Upon receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified parties and the indemnifying party and the indemnified parties shall have reasonably concluded that there may be legal defenses available to them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (y) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Trust Depositor, Harley-Davidson and each Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Trust Depositor, Harley-Davidson and the several Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Trust Depositor and Harley-Davidson on the one hand and by the several Underwriters on the other from the offering of the Offered Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Offered Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Trust Depositor, Harley-Davidson and each Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust Depositor and Harley-Davidson on the one hand and of the several Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Trust Depositor and Harley-Davidson shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by any Underwriter shall be deemed to be equal to the total purchase discounts and commissions received by such Underwriter from the Trust Depositor in connection with the purchase of the Offered Securities hereunder.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Trust Depositor and Harley-Davidson on the one hand or the several Underwriters on the other.  The Trust Depositor, Harley-Davidson and the several Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Trust Depositor or Harley-Davidson within the meaning of either the Act or the Exchange Act and each officer and director of the Trust Depositor or Harley-Davidson shall have the same rights to contribution as the Trust Depositor or Harley-Davidson, subject in each case to the applicable terms and conditions of this paragraph (d).

11.           Free Writing Prospectuses.

(a)           The following terms have the specified meanings for purposes of this Agreement:

“Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Trust Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act.

“Issuer Information” means (1) the information contained in any Underwriter Free Writing Prospectus which information is also included in the Preliminary Prospectus or the Prospectus (other than Underwriter Information), (2) information in the Preliminary Prospectus or the Prospectus provided by the Trust Depositor or Harley-Davidson that is used to calculate or create any Derived Information, (3) any computer tape or other information in respect of the Notes, the Contracts or other Trust Property furnished by the Trust Depositor or Harley-Davidson to any Underwriter, (4) the information contained in any “road show” (as defined under Rule 433(h)(4) of the Act) in which representatives of

Harley-Davidson or the Trust Depositor participate and (5) any information provided by the Trust Depositor or Harley-Davidson to the FRBNY in connection with TALF.

“Derived Information” means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor).

(b)           Neither the Trust Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Act, nor shall the Trust Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

(c)           The Trust Depositor shall not disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Time of Sale Information and the Prospectus, unless the Trust Depositor has obtained the prior consent of J.P. Morgan Securities Inc.

(d)           Each Underwriter represents, warrants, covenants and agrees with the Trust Depositor that, other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (1) information included in the previously filed Preliminary Prospectus (including a cdi file based on such information), (2) information relating to the class, size, rating, price, CUSIP numbers, coupon, yield, spread, benchmark, pricing prepayment speed and clean up call information, status and/or legal maturity date of the Notes, any credit enhancement expected to be provided with respect to the Notes or the Contracts, any derivatives expected to be entered into in connection with the Notes or the Contracts, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes, the names of any underwriters for one or more classes of Notes and the names of any credit enhancement or derivative providers, (3) the eligibility of the Notes to be purchased by ERISA plans and (4) syndicate structure and a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes (each such written communication, an “Underwriter Free Writing Prospectus”); (ii) each Underwriter shall provide the Trust Depositor with a true and accurate copy of each Free Writing Prospectus conveyed by it of the type referred to in Rule 433(d)(5)(ii) under the Act no later than the close of business on the date of first use and in any event not less than one business day prior to the required date of filing with the Commission; (iii) each Underwriter is permitted to provide information customarily included in confirmations of sales of securities and notices of allocations and information delivered in compliance with Rule 134 of the Act; and (iv) each Underwriter is permitted to disseminate any “road show” (as defined under Rule 433(h)(4) of the Act) that is a written communication within the meaning of Rule 433(d)(8)(i) of the Act in which representatives of Harley-Davidson or the Trust Depositor participate.

(e)           Harley-Davidson agrees to file with the Commission when required under the Rules and Regulations the following:

(i)  any Free Writing Prospectus that includes Issuer Information (any such Free Writing Prospectus, a “Trust Free Writing Prospectus”);

(ii)           subject to the Underwriters’ compliance with Section 11(d), any Underwriter Free Writing Prospectus at the time required to be filed; and

(iii)  any Free Writing Prospectus for which the Trust Depositor or any person acting on its behalf, including, without limitation, Harley-Davidson, provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Trust Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)            Notwithstanding the provisions of Section 11(e), Harley-Davidson will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(g)           The Trust Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it will contain a legend substantially similar to the following legend:

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx].

(h)           In the event the Trust Depositor or Harley-Davidson becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), Harley-Davidson shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and Harley-Davidson shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Corrected Prospectus.

(i)            In disseminating information to prospective investors, each Underwriter has complied and will continue to comply fully with all applicable Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(j)            Prior to entering into any Contract of Sale, each Underwriter shall convey the Time of Sale Information to the prospective investor.  Each Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(k)           If a Defective Prospectus has been corrected with a Corrected Prospectus, each Underwriter shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to agree to purchase the Offered Securities on the terms described in the Corrected Prospectus, in each case as consistent with the Underwriter’s good faith interpretation of the requirements of Commission Release No. 33-8591.

12.           Defaults of the Underwriters.  If any Underwriter defaults in its obligation to purchase the Offered Securities hereunder on the Closing Date and arrangements satisfactory to the nondefaulting Underwriters and the Trust Depositor for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the nondefaulting Underwriters, Harley-Davidson or the Trust Depositor, except as provided in Section 15.  Nothing herein will relieve a defaulting Underwriter from liability for its default.  The term “Underwriter” includes any person substituted for an Underwriter under this Section.

In the event of any such default that does not result in a termination of this Agreement, any of the nondefaulting Underwriters or the Trust Depositor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

13.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Trust Depositor prior to delivery of and payment for the Offered Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market’s National Market shall have been suspended or limited or minimum prices shall have been established on either such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Prospectus.

14.           No Bankruptcy Petition.  Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust Depositor or by a trust for which the Trust Depositor was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Trust Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

15.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Trust Depositor and Harley-Davidson and their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Trust Depositor or Harley-Davidson or any of the officers, directors or controlling persons referred to in Section 13 hereof, and will survive delivery of and payment for the Offered Securities.  The provisions of Sections 9, 10 and 16 hereof shall survive the termination or cancellation of this Agreement.

16.           Relationship Among Parties.  Harley-Davidson and the Trust Depositor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to Harley-Davidson and the Trust Depositor with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, Harley-Davidson, the Trust Depositor or any other person.  Additionally, none of the Underwriters are advising Harley-Davidson, the Trust Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Harley-Davidson and the Trust Depositor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to Harley-Davidson or the Trust Depositor with respect to any legal, tax, investment, accounting or regulatory matters. Any review by the Underwriters of Harley-Davidson, the Trust Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of Harley-Davidson or the Trust Depositor.

17.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them c/o J.P. Morgan Securities Inc., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: John Cho; or if sent to the Trust Depositor, will be mailed, delivered or telegraphed and confirmed to it at Harley-Davidson Customer Funding Corp., 3850 Arrowhead Drive, Carson City, Nevada 89706, Attention: Perry A. Glassgow; or if sent to Harley-Davidson, will be mailed, delivered, telegraphed and confirmed to it at Harley-Davidson Credit Corp., 3850 Arrowhead Drive, Carson City, Nevada 89706, Attention: Perry A. Glassgow.

18.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and, except as expressly set forth herein, no other person will have any right or obligation hereunder, including any person for which an

Underwriter, in its capacity as an Applicable TALF Agent (as defined in the MLSA) under the MLSA, acts as agent.

19.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

20.           Business Day.  For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banking associations in the cities of Chicago, Illinois or New York, New York are authorized or obligated by law, executive order or regulation to close.

21.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Trust Depositor, Harley-Davidson and the several Underwriters.

Very truly yours,

HARLEY-DAVIDSON CUSTOMER FUNDING
CORP

By:	/s/ Perry A. Glassgow
	Name:	Perry A. Glassgow
	Title:	Vice President, Treasurer and Assistant
Secretary

HARLEY-DAVIDSON CREDIT CORP.

By:	/s/ Perry A. Glassgow
	Name:	Perry A. Glassgow
	Title:	Vice President, Treasurer and Assistant
Secretary

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

J.P. MORGAN SECURITIES INC.

BNP PARIBAS SECURITIES CORP.

CITIGROUP GLOBAL MARKETS INC.

RBS SECURITIES INC.

DEUTSCHE BANK SECURITIES INC.

MORGAN STANLEY & CO. INCORPORATED

By:	J.P. MORGAN SECURITIES INC.

By:	/s/ Jonathan Wu
Name: Jonathan Wu
Title: Vice President

HDMT 2009-4 Underwriting Agreement Signature Page

SCHEDULE I

HARLEY-DAVIDSON MOTORCYCLE TRUST 2009-4

OFFERED SECURITY	PRINCIPAL AMOUNT	PRICE

Class A-1 Notes
J.P. Morgan Securities Inc.	$23,666,667	99.87500%
BNP Paribas Securities Corp.	$23,666,667	99.87500%
Citigroup Global Markets Inc.	$23,666,667	99.87500%
RBS Securities Inc.	$23,666,667	99.87500%
Deutsche Bank Securities Inc.	$23,666,666	99.87500%
Morgan Stanley & Co. Incorporated	$23,666,666	99.87500%

Class A-2 Notes
J.P. Morgan Securities Inc.	$27,000,000	99.79392%
BNP Paribas Securities Corp.	$27,000,000	99.79392%
Citigroup Global Markets Inc.	$27,000,000	99.79392%
RBS Securities Inc.	$27,000,000	99.79392%
Deutsche Bank Securities Inc.	$27,000,000	99.79392%
Morgan Stanley & Co. Incorporated	$27,000,000	99.79392%

Class A-3 Notes
J.P. Morgan Securities Inc.	$25,666,667	99.70248%
BNP Paribas Securities Corp.	$25,666,667	99.70248%
Citigroup Global Markets Inc.	$25,666,667	99.70248%
RBS Securities Inc.	$25,666,667	99.70248%
Deutsche Bank Securities Inc.	$25,666,666	99.70248%
Morgan Stanley & Co. Incorporated	$25,666,666	99.70248%

Class A-4 Notes
J.P. Morgan Securities Inc.	$7,000,000	99.60081%
BNP Paribas Securities Corp.	$7,000,000	99.60081%
Citigroup Global Markets Inc.	$7,000,000	99.60081%
RBS Securities Inc.	$7,000,000	99.60081%
Deutsche Bank Securities Inc.	$7,000,000	99.60081%
Morgan Stanley & Co. Incorporated	$7,000,000	99.60081%

Class B Notes
J.P. Morgan Securities Inc.	$5,667,000	99.48242%
BNP Paribas Securities Corp.	$5,667,000	99.48242%
Citigroup Global Markets Inc.	$5,667,000	99.48242%
RBS Securities Inc.	$5,667,000	99.48242%
Deutsche Bank Securities Inc.	$0	N/A
Morgan Stanley & Co. Incorporated	$0	N/A

EXHIBIT A

FORM OF TERM ASSET-BACKED SECURITIES LOAN FACILITY UNDERTAKING

December 10, 2009

This Term Asset-Backed Securities Loan Facility Undertaking (this “Undertaking”) is executed as of the date first written above by HARLEY-DAVIDSON CREDIT CORP. (the “Sponsor”), HARLEY-DAVIDSON CUSTOMER FUNDING CORP. (the “Depositor”) and HARLEY-DAVIDSON MOTORCYCLE TRUST 2009-4 (the “Issuing Entity” and, together with the Sponsor and the Depositor, the “Issuer Parties”). Reference is hereby made to (i) the final prospectus supplement, dated November 25, 2009 (the “Prospectus Supplement”), and accompanied by the base prospectus, dated November 23, 2009 (the “Base Prospectus”) (collectively, the “Prospectus”), relating to the $142,000,000 principal amount of 0.28603% Motorcycle Contract Backed Notes, Class A-1 (the “Class A-1 Notes”), $162,000,000 principal amount of 1.16% Motorcycle Contract Backed Notes, Class A-2 (the “Class A-2 Notes”), $154,000,000 principal amount of 1.87% Motorcycle Contract Backed Notes, Class A-3 (the “Class A-3 Notes”), and $42,000,000 principal amount of 2.40% Motorcycle Contract Backed Notes, Class A-4 (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Specified Securities”), each issued by the Issuer, (ii) the Master Loan and Security Agreement (the “Master Agreement”), by and among the Federal Reserve Bank of New York, as lender (“Lender”), the TALF Agents party thereto (the “TALF Agents” and each, individually, a “TALF Agent”) and The Bank of New York Mellon, as administrator and as custodian, executed in connection with the Term Asset-Backed Securities Loan Facility (the “TALF Program”), and (iii) the certifications and indemnities given by the Issuer Parties to Lender in connection with the Specified Securities (the “Issuer Documents”).

SECTION 1.                                Definitions. Capitalized terms used but not defined herein shall have the meanings specified in the Master Agreement. In addition, as used herein, the following terms shall have the following meanings (such definition to be applicable to both the singular and plural forms of such terms):

“Agent Indemnified Party” means a Relevant Agent and each person, if any, who controls any Relevant Agent within the meaning of either Section 15 of the Securities Act of 1933, as amended or Section 20 of the Securities Exchange Act of 1934, as amended.

“Relevant Agent” means any TALF Agent that is acting as agent on behalf of a Borrower with respect to a Relevant Loan.

“Relevant Loan” means any Loan for which any of the Specified Securities have been pledged to Lender as Collateral.

“TALF Provisions” means the portions of the Prospectus that describe, or are relevant to, the qualification of the Specified Securities as Eligible Collateral, including without limitation the descriptions of the terms of the Specified Securities and the assets generating collections or other funds from which the Specified Securities are to be paid.

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SECTION 2.                                The Issuer Parties hereby represent, warrant and agree, for the benefit of each Relevant Agent, as follows:

(a)                                  Each Specified Security constitutes Eligible Collateral.

(b)                                 The certifications contained in the Issuer Documents are true and correct, and the Issuer Parties will promptly pay and perform their obligations under the Issuer Documents.

(c)                                  No statement or information contained in the TALF Provisions is untrue as to any material fact or omits any material fact necessary to make the same not misleading.

SECTION 3.                                 Indemnity.

(a)                                  The Issuer Parties shall, jointly and severally, indemnify and hold the Agent Indemnified Parties harmless against any losses, claims, damages or liabilities, joint or several, to which such Agent Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an Issuer Party’s breach of this Undertaking or the Issuer Documents, and will reimburse each Agent Indemnified Party for any legal or other expenses reasonably incurred by such Agent Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that an Issuer Party shall not be liable to a Agent Indemnified Party for such Agent Indemnified Party’s gross negligence, willful misconduct or fraudulent actions as determined by a court of competent jurisdiction in a final, nonappealable order.

(b)                                 Each Agent Indemnified Party will give the Sponsor prompt written notice of any suit, action, proceeding, claim or demand that such Agent Indemnified Party may have under this indemnity. In case any such action is brought against any Agent Indemnified Party and it notifies the Issuer Parties of the commencement thereof, an Issuer Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Issuer Parties similarly notified, to assume the defense thereof, with counsel satisfactory to such Agent Indemnified Party (who may be counsel to an Issuer Party) and after notice from an Issuer Party to such Agent Indemnified Party of its election so to assume the defense thereof and after acceptance of counsel by the Agent Indemnified Party, the Issuer Parties will not be liable to such Agent Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Agent Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Agent Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Agent Indemnified Party unless (i) the Issuer Parties and the Agent Indemnified Party shall have mutually agreed to the contrary, (ii) the Agent Indemnified Party has reasonably concluded (based upon advice of counsel to the Agent Indemnified Party) that there may be legal defenses available to it or other Agent Indemnified Parties that are different from or in addition to those available to the Issuer Parties, (iii) a conflict or potential conflict exists (based upon advice of counsel to the Agent Indemnified Party) between the Agent Indemnified Party and the Issuer Parties (in which case the Issuer Parties will not have the right to direct the defense of such action on behalf of the Agent Indemnified Party) or (iv) an Issuer Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably

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satisfactory to the Agent Indemnified Party. The Issuer Parties shall not, with respect to any action brought against any Agent Indemnified Party, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Agent Indemnified Parties, and all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Any separate firm appointed for any Agent Indemnified Party in accordance with this subsection (b) shall be designated in writing by such Agent Indemnified Party. An Issuer Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, with respect to an action of which an Issuer Party was notified and had the opportunity to participate in (whether or not it chose to so participate), an Issuer Party agrees to indemnify any Agent Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time a Agent Indemnified Party shall have requested an Issuer Party to reimburse the Agent Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, an Issuer Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, and during such 60 day period such Issuer Party has not responded thereto, and (ii) such Issuer Party shall not have reimbursed the Agent Indemnified Party in accordance with such request prior to the date of such settlement. No Issuer Party shall, without the prior written consent of the Agent Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Agent Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Agent Indemnified Party, unless such settlement includes an unconditional release of such Agent Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(c)                                  This indemnity remains an obligation of each Issuer Party notwithstanding termination of the Master Agreement or the TALF Program or payment in full of the Relevant Loans, and is binding upon each Issuer Party’s successors and assigns. Each Agent Indemnified Party’s right to indemnification hereunder shall be enforceable against each Issuer Party directly, without any obligation to first proceed against any third party for whom such Agent Indemnified Party may act, and irrespective of any rights or recourse that such Issuer Party may have against any such third party.

SECTION 4.                                The Issuer Parties hereby acknowledge (a) the existence of the Master Agreement and the terms thereof and (b) that the Relevant Agents are obtaining the Relevant Loans, pledging the Specified Securities as collateral therefor and undertaking obligations, in each case as agents on behalf of the Borrowers with respect thereto in reliance on the representations, warranties, covenants and indemnities of the Issuer Parties set forth in this Undertaking. This Undertaking is for the sole benefit of the Agent Indemnified Parties in connection with the performance by a Relevant Agent of its obligations with respect to the TALF Program and not in its capacity as an underwriter of the Specified Securities, and may not be relied upon by (i) the Agent Indemnified Parties for any other purpose or (ii) any direct or indirect purchaser or owner of the Specified Securities, or any other Person claiming by or through any such purchaser or owner or any third party beneficiary, for any purpose or in any circumstance, whether on the theory that the TALF Agents act as their agents or otherwise.

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IN WITNESS WHEREOF, the Issuer Parties have duly executed this Undertaking as of the day and year first written above.

HARLEY-DAVIDSON CREDIT CORP., as Sponsor

By:
Name:
Title:

HARLEY-DAVIDSON CUSTOMER FUNDING CORP., as Depositor

By:
Name:
Title:

HARLEY-DAVIDSON MOTORCYCLE TRUST 2009-4, as Issuing Entity

By: HARLEY-DAVIDSON CREDIT CORP., as Administrator on behalf of the Issuing Entity

By:
Name:
Title:

HDMT 2009-4 ABS Loan Facility Undertaking Signature Page